Exhibit 99.1

Media Release

FOR IMMEDIATE RELEASE	Contact:	Janice McDill, 312.698.6707
janice.mcdill@grubb-ellis.com
Grubb & Ellis Company Reports
Second Quarter and First-Half 2008 Results
SANTA ANA, Calif. (Aug. 5, 2008) – Grubb & Ellis Company (NYSE: GBE), a leading real estate services and investment firm, today reported revenue of $167.0 million for the second quarter of 2008. Revenue for the six-month period ended June 30, 2008 was $327.5 million.
          The Company reported a net loss of $5.1 million, or $0.08 per share, for the second quarter. The net loss for the first six months of 2008 was $11.0 million, or $0.17 per share, which included a second quarter non-cash charge of $8.9 million for catch-up depreciation and amortization related to the reclassification of assets held for sale to assets held for investment. In addition, both the second quarter and year-to-date results include merger-related and integration costs of $4.7 million and $7.6 million, respectively, resulting from the Company’s December 2007 merger with NNN Realty Advisors, LLC.
          Earnings before interest, taxes, depreciation and amortization (EBITDA) for the second quarter of 2008 was $7.6 million, compared with EBITDA for the combined companies of $24.8 million in the same period a year ago. For the first half of 2008 EBITDA was $8.0 million, compared with a combined $30.1 million in the same period a year ago. Excluding certain non-cash and other items described throughout the release and on pages 12 and 14, second quarter and first-half 2008 adjusted EBITDA was $12.4 million and $20.1 million, respectively. (Combined non-GAAP supplemental disclosure follows this release.)
          “We continue to execute on our strategy and leverage our strong brand to maximize Company performance, despite very challenging market conditions,” said Gary Hunt, interim Chief Executive Officer. “Our solid results and continued financial strength highlight the benefits associated with, and need for, the expansion of our platform and revenue stream that we achieved through the merger. Going forward, we will continue to identify synergies and eliminate redundancies throughout the organization, further streamlining the business to operate efficiently in a turbulent environment.”
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Grubb & Ellis Company
1551 N. Tustin Avenue, Suite 300, Santa Ana, CA 92705 • 714.667.8252

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08/05/08
Grubb & Ellis Company Reports Second Quarter and First-Half 2008 Results
Business Highlights
•	Raised an aggregate of approximately $252 million in the Company’s investment programs during the second quarter, bringing the total equity raised for the year to approximately $516 million.
•	Increased annualized cost saving synergies as a direct result of the merger during the second quarter to $17.5 million.
•	Completed 21 property acquisitions totaling approximately $497.5 million for the Company’s investment programs during the second quarter of 2008.
•	During the first-half of 2008, the Company entered into selling agreements for the Grubb & Ellis Healthcare REIT with three of the nation’s top five independent broker-dealers, increasing the number of registered representatives marketing this public non-traded REIT by approximately 50 percent.
•	Enhanced the Company’s management team with the addition of seven executives in key management and operational roles.
•	Grubb & Ellis Board of Directors authorized a share repurchase program of up to $25 million and suspended quarterly dividend payments following the payment of the second quarter dividend on July 22, 2008.
•	Appointed Devin Murphy, a 22-year finance and real estate investment banking veteran, to the Company’s Board of Directors.
          “We remain on track with the integration process and continue to see additional value in the combination of the two companies,” said Richard W. Pehlke, Executive Vice President and Chief Financial Officer. “We are a much stronger organization, both operationally and financially, than we were a year ago, and remain excited about the opportunities ahead. With sustained strength in key areas, including the Healthcare REIT, we continue to expect that our diversified platform will position the Company to reach an adjusted EBITDA for fiscal 2008 that meets or exceeds the combined companies’ adjusted EBITDA of $74.8 million for 2007 on a non-GAAP basis.”
          The merger between Grubb & Ellis and NNN Realty Advisors was consummated on December 7, 2007. As required by generally accepted accounting principles (GAAP), the transaction was accounted for as a reverse merger. The Company’s results of operations commencing and subsequent to December 7, 2007 include the operations of the combined entity. Reported results of operations prior to December 7, 2007, including second quarter 2007 results, reflect only the operations of NNN Realty Advisors.
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08/05/08
Grubb & Ellis Company Reports Second Quarter and First-Half 2008 Results
COMBINED COMPANIES SUPPLEMENTAL DISCLOSURE
          In an effort to present a more complete financial and narrative description of the results of operations, the Company has also provided non-GAAP financial measures. The non-GAAP financial measures are intended to reflect the Company’s results of operations on a combined basis, exclusive of the total financial or accounting impact associated with the merger transaction, such as amortization associated with purchase price adjustments or identified intangible assets. The non-GAAP combined results for the three months ended June 30, 2007 do not purport to show the results as if the companies were merged as of January 1, 2007, but rather represent an arithmetic combination of results of the two companies, Grubb & Ellis and NNN Realty Advisors. Results do not reflect the elimination of transactions between the two companies and certain estimated synergies and expenses related to the combination of the two companies for the periods presented. (Please refer to the Combined Statements of Operations tables that follow.)
Second Quarter Operations
For the second quarter of 2008, the Company generated revenue of $167.0 million, compared with combined revenue of $182.7 million in the second quarter of 2007. The Company posted a second quarter net loss of $5.1 million in 2008, compared with net income of $11.3 million for the companies on a combined basis in the same period of 2007. EBITDA was $7.6 million for the second quarter of 2008, compared with combined EBITDA of $24.8 million in the second quarter of 2007. The 2008 EBITDA includes charges of $4.7 million in merger-related expenses, $3.2 million of non-cash stock based compensation, $0.6 million for amortization of certain intangible assets related to contract rights and $1.5 million of recognized loss on marketable equity securities due to other than temporary impairment, which were partially offset by $4.9 million of rental-related operations and other non-cash items. Excluding these items, adjusted EBITDA for the second quarter of 2008 was $12.4 million, compared with combined companies’ adjusted EBITDA of $27.4 million on the same basis for the second quarter of 2007. (See Tables)
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08/05/08
Grubb & Ellis Company Reports Second Quarter and First-Half 2008 Results
Six-Month Operations
For the first six months of 2008, the Company generated revenue of $327.5 million, compared with combined revenue of $331.2 million for the same period in 2007. The Company posted a net loss of $11.0 million during the first six months of 2008, compared with net income of $11.8 million for the companies on a combined basis in the first six months of 2007. EBITDA was $8.0 million for the first six months of 2008, compared with combined EBITDA of $30.1 million in the first six months of 2007. EBITDA for the first six months of 2008 includes the previously announced $5.8 million charge related to the Company’s write-off of its sponsorship of Grubb & Ellis Realty Advisors, $7.6 million in merger-related expenses, $5.7 million of non-cash stock based compensation, $1.0 million for amortization of certain intangible assets related to contract rights and $1.6 million of recognized loss on marketable equity securities due to other than temporary impairment. These charges were partially offset by $9.5 million of rental-related operations and other non-cash items. Excluding these items, adjusted EBITDA for the first six months of 2008 was $20.1 million, compared with combined companies’ adjusted EBITDA of $34.1 million for the first six months of 2007. (See Tables)
OPERATING SEGMENTS
Transaction Services
Transaction Services revenue for the second quarter of 2008, including brokerage commission, valuation and consulting revenue, was $56.5 million, compared with $82.4 million for the combined companies for same period a year ago. For the six month period ended June 30, 2008, the segment generated revenue of $115.7 million, compared with $145.6 million for the combined companies during the first six months of 2007. The Company’s Transaction Services business was negatively impacted by the current economic environment, which has reduced commercial real estate transaction velocity, particularly investment sales. This decrease in brokerage activity was partially offset by higher fees generated by the Company’s Corporate Services Group, which generates recurring revenue from real estate services provided to large corporate clients. During the first six months of 2008, the Corporate Services Group secured several significant new assignments and retained and expanded many of its existing relationships.
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08/05/08
Grubb & Ellis Company Reports Second Quarter and First-Half 2008 Results
Investment Management
Investment Management revenue for the second quarter of 2008, which includes transaction fees, captive management fees and dealer-manager fees, totaled $35.4 million, compared with fees of $41.0 million in the same period a year ago. Investment Management revenue for the first six months of 2008 totaled $61.5 million, compared with $70.5 million during the first six months of 2007. The growth in acquisition and management fees were offset by a decrease in disposition fees due to lower transaction volume year-over-year.
In total, approximately $252 million in equity was raised for the Company’s investment programs in the second quarter of 2008, compared with $221 million in the second quarter of 2007. For the six-month period ended June 30, 2008, approximately $516 million was raised for the Company’s investment programs, compared with $365 million raised during the first six months of 2007. This increase in equity raised was driven by additional equity raised by the Company’s non-traded public REITs as well as its new Wealth Management platform. During the first six months of 2008, the Company’s non-traded public REIT programs raised approximately $212.8 million, compared with $140.8 million in the same period of 2007. The Wealth Management platform placed $188.4 million in high quality real estate investments on behalf of investors during the first-half of 2008. The Company’s tenant-in-common 1031 exchange programs raised $106.7 million in equity during the first-half of 2008, compared with $224.4 million in the same period of 2007. At June 30, 2008, the value of the Company’s assets under management was $6.5 billion, up from $6.1 billion at March 31, 2008.
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08/05/08
Grubb & Ellis Company Reports Second Quarter and First-Half 2008 Results
Management Services
Management Services revenue includes asset and property management fees as well as reimbursed salaries, wages and benefits from the Company’s captive management and third party property management and facilities outsourcing services, along with business services fees. Management Services revenue was $60.6 million for the second quarter of 2008, compared with $52.9 million for the combined companies for the same period a year ago. For the first six months of 2008, the Company reported Management Services revenue of $122.4 million, compared with $104.6 million for the combined companies in the same period of 2007. The increase is primarily a result of the Company’s strategy to transfer the management of a significant portion of Grubb & Ellis Realty Investors’ (formerly Triple Net Properties, LLC, a wholly owned subsidiary of NNN Realty Advisors) captive property portfolio to Grubb & Ellis Management Services, Inc. Since the close of the merger in December 2007, Grubb & Ellis Management Services has assumed management of approximately 25.8 million square feet of Grubb & Ellis Realty Investors’ 42.9 million-square-foot captive investment management portfolio. At June 30, 2008, Grubb & Ellis managed 218 million square feet of property, up from 178.1 million square feet at June 30, 2007.
Rental-Related Operations
Rental-related revenue and rental-related expense includes revenue and the related expense from the warehousing of properties held for investment or sale primarily related to the Company’s Investment Management programs and the Company’s prior affiliate Grubb & Ellis Realty Advisors, Inc., which has been liquidated and dissolved. The combined benefit from the operations for the properties held for sale is included in the Reconciliation of Net Income to EBITDA disclosure which follows the release and is identified as real estate operations. These line items also include pass-through revenue and related expense for master lease accommodations related to the Company’s tenant-in-common programs.
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08/05/08
Grubb & Ellis Company Reports Second Quarter and First-Half 2008 Results
Conference Call & Webcast
The Company’s 2008 second quarter earnings conference call will be held today at 11 a.m. ET. A live webcast will be accessible through the Investor Relations section of the Company’s Web site at http://www.grubb-ellis.com. The direct dial-in number for the conference call is 1.800.591.6945 for domestic callers and 1.617.614.4911 for international callers. The conference call ID number is 80067069. An audio replay will be available beginning today at 1 p.m. ET until 7 p.m. ET on Tues., August 12, and can be accessed by dialing: 1.888.286.8010, and 1.617.801.6888 for international callers and entering conference call ID 26954360. In addition, the conference call audio will be archived on the company’s Web site following the call.
About Grubb & Ellis
Grubb & Ellis Company (NYSE: GBE) is one of the largest and most respected commercial real estate services and investment companies. With more than 130 owned and affiliate offices worldwide, Grubb & Ellis offers property owners, corporate occupants and investors comprehensive integrated real estate solutions, including transaction, management, consulting and investment advisory services supported by proprietary market research and extensive local market expertise.
Grubb & Ellis and its subsidiaries are leading sponsors of real estate investment programs that provide individuals and institutions the opportunity to invest in a broad range of real estate investment vehicles, including tax-deferred 1031 tenant-in-common (TIC) exchanges, public non-traded real estate investment trusts (REITs) and real estate investment funds. As of June 30, 2008, more than $3.6 billion in investor equity has been raised for these investment programs. The Company and its subsidiaries currently manage a growing portfolio of more than 218 million square feet of real estate. In 2007, Grubb & Ellis was selected from among 15,000 vendors as Microsoft Corporation’s Vendor of the Year. For more information regarding Grubb & Ellis Company, please visit www.grubb-ellis.com.
Forward-looking Statement
Certain statements included in this announcement may constitute forward-looking statements regarding, among other things, future revenue growth, market trends, new business opportunities and investment programs, synergies resulting from the merger of Grubb & Ellis Company and NNN Realty Advisors, certain combined financial information regarding Grubb & Ellis Company and NNN Realty Advisors, new hires, results of operations, changes in expense levels and profitability and effects on the Company of changes in the real estate markets. These statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by these statements. Such factors which could adversely affect the Company’s ability to obtain these results include, among other things: (i) the volume of sales and leasing transactions and prices for real estate in the real estate markets generally; (ii) a general or regional economic downturn that could create a recession in the real estate markets; (iii) the Company’s debt level and its ability to make interest and principal payments; (iv) an increase in expenses related to new initiatives, investments in people, technology and service improvements; (v) the success of current and new investment programs; (vi) the success of new initiatives and investments; (vii) the inability to attain expected levels of revenue, performance, brand equity and expense synergies resulting from the merger of Grubb & Ellis Company and NNN Realty Advisors; and (viii) other factors described in the Company’s annual report on Form 10-K for the fiscal year ending December 31, 2007 and 10-Q for the quarter ended March 31, 2008, filed with the SEC.
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08/05/08
Grubb & Ellis Company Reports Second Quarter and First-Half 2008 Results
Non-GAAP Financial Information
In addition to the results reported in accordance with U.S. generally accepted accounting principles (GAAP) included within this press release, Grubb & Ellis has provided certain information, which includes non-GAAP financial measures. Such information is reconciled to its closest GAAP measure in accordance with the Securities and Exchange Commission rules and is included in the attached supplemental data. Management believes that these non-GAAP financial measures are useful to both management and the Company’s stockholders in their analysis of the business and operating performance of the Company. Management also uses this information for operational planning and decision-making purposes. Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measures. Additionally, non-GAAP financial measures as presented by Grubb & Ellis may not be comparable to similarly titled measures reported by other companies.
TABLES FOLLOW
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Grubb & Ellis Company
Statements of Operations
(in thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2008	2007 (1)	2008	2007 (1)
REVENUE
Transaction services	$56,540	$—	$115,689	$—
Investment management (2)	35,433	41,001	61,527	70,466
Management services	60,620	—	122,376	—
Rental related	14,372	4,411	27,926	8,060

TOTAL REVENUE	166,965	45,412	327,518	78,526

OPERATING EXPENSE
Compensation costs	38,100	10,987	73,095	22,124
Transaction commissions and related costs	38,429	—	78,793	—
Reimbursable salaries, wages, and benefits	44,125	3,323	89,117	5,777
General and administrative	22,419	10,456	44,110	19,720
Depreciation and amortization	13,419	483	18,475	1,006
Rental related	9,479	3,137	18,615	6,056
Interest	4,438	1,963	10,124	3,485
Merger related costs	4,691	61	7,560	61

Total operating expense	175,100	30,410	339,889	58,229

OPERATING (LOSS) INCOME	(8,135)	15,002	(12,371)	20,297

OTHER (EXPENSE) INCOME
Equity in (losses) earnings of unconsolidated entities	(184)	310	(6,198)	479
Interest income	217	722	523	1,267
Other (expense) income	(1,971)	937	(1,988)	1,068

Total other (expense) income	(1,938)	1,969	(7,663)	2,814

(Loss) income from continuing operations before income tax provision	(10,073)	16,971	(20,034)	23,111
Income tax benefit (provision)	4,943	(6,895)	9,088	(9,384)

(Loss) income from continuing operations	(5,130)	10,076	(10,946)	13,727
Loss from discontinued operations	16	158	(36)	144

NET (LOSS) INCOME	$(5,114)	$10,234	$(10,982)	$13,871

Basic earnings per share:
(Loss) income from continuing operations	$(0.08)	$0.24	$(0.17)	$0.33
Loss from discontinued operations	0.00	0.00	(0.00)	0.00

Net (loss) earnings per share	$(0.08)	$0.24	$(0.17)	$0.33

Diluted earnings per share:
(Loss) income from continuing operations	$(0.08)	$0.24	$(0.17)	$0.33
Loss from discontinued operations	0.00	0.00	(0.00)	0.00

Net (loss) earnings per share	$(0.08)	$0.24	$(0.17)	$0.33

Shares used in computing basic net earnings per share	63,600 (3)	41,943	63,561 (3)	41,943
Shares used in computing diluted net earnings per share	63,600	42,056	63,561	42,022

(1)	In accordance with Generally Accepted Accounting Principles (GAAP), the operating results for the three and six months ended June 30, 2007 only includes the results of legacy NNN Realty Advisors.

(2)	The investment management segment represents legacy NNN Realty Advisors’ transaction, management and dealer-manager businesses.

(3)	The affect of common stock equivalents were excluded from the computation of diluted earnings per share as they were anti-dilutive.

Grubb & Ellis Company
Condensed Balance Sheet Data
(in thousands)
(Unaudited)

	June 30,	December 31,
	2008	2007
Cash and cash equivalents	$29,702	$49,072
Real estate held for investment and other related assets, net	324,858	341,279
Goodwill and identified intangible assets, net *	274,901	274,791
Total assets	869,179	975,732
Line of credit	63,000	8,000
Mortgage loans secured by real estate held for investment	227,500	257,500
Total liabilities	469,109	548,362
Stockholders’ equity	391,141	408,645

*	Excludes identified intangible assets related to real estate held for investment

Real estate held for investment primarily consists of five properties previously held for sale known as Danbury Corporate Center, 6400 Shafer, Abrams Centre, 200 Galleria and Avallon. These properties generated combined revenue of approximately $10.3 million and $19.7 million, rental-related expenses of approximately $5.4 million and $10.2 million and interest expense of approximately $3.2 million and $8.0 million, for the three and six months ended June 30, 2008, respectively. The Company also recorded depreciation and amortization expense related to these properties of approximately $9.6 million during the six months ended June 30, 2008 which included an $8.9 million charge for catch-up depreciation and amortization for those assets previously classified as held for sale.

Grubb & Ellis Company
Combined Statements of Operations
(in thousands)

	Three Months Ended	Three Months Ended
	June 30, 2008	June 30, 2007
	(Unaudited)	(Unaudited)
	Grubb & Ellis	NNN Realty	Grubb & Ellis	Combined
	Company	Advisors	Company	Companies (1)
REVENUE
Transaction services	$56,540	$—	$82,377	$82,377
Investment management (2)	35,433	41,001	—	41,001
Management services	60,620	—	52,873	52,873
Rental related	14,372	4,411	2,046	6,457

TOTAL REVENUE	166,965	45,412	137,296	182,708

OPERATING EXPENSES
Compensation costs	38,100	10,987	23,183	34,170
Transaction commissions and related costs	38,429	—	54,495	54,495
Reimbursable salaries, wages, and benefits	44,125	3,323	37,616	40,939
General and administrative	22,419	10,456	12,548	23,004
Depreciation and amortization	13,419	483	2,434	2,917
Rental related	9,479	3,137	1,252	4,389
Interest	4,438	1,963	1,459	3,422
Merger related costs	4,691	61	2,337	2,398

Total operating expense	175,100	30,410	135,324	165,734

OPERATING (LOSS) INCOME	(8,135)	15,002	1,972	16,974

OTHER (EXPENSE) INCOME
Equity in (losses) earnings of unconsolidated entities	(184)	310	74	384
Interest income	217	722	97	819
Other (expense) income	(1,971)	937	—	937

Total other (expense) income	(1,938)	1,969	171	2,140

(Loss) income from continuing operations before income tax provision	(10,073)	16,971	2,143	19,114
Income tax benefit (provision)	4,943	(6,895)	(1,113)	(8,008)

(Loss) income from continuing operations	(5,130)	10,076	1,030	11,106
Loss from discontinued operations	16	158	—	158

NET (LOSS) INCOME	$(5,114)	$10,234	$1,030	$11,264

(1)	To provide additional insight into its underlying results of operations, the Company has also presented selected non-GAAP financial measures intended to reflect its results of operations on a combined basis and such numbers are exclusive of the total financial or accounting impact associated with the merger transaction, such as amortization associated with purchase price adjustments or identified intangible assets. These non-GAAP combined results do not purport to show the results as if the companies were merged as of January 1, 2007, but rather is an arithmetic combination of the results of the two companies, Grubb & Ellis and NNN Realty Advisors. Results do not reflect the elimination of transactions between the two companies and certain estimated synergies and expenses related to the combination of the two companies for the periods presented.

(2)	The investment management segment represents legacy NNN Realty Advisors’ transaction, management and dealer-manager businesses.

Grubb & Ellis Company
Reconciliation of Combined Net Income to Adjusted EBITDA
(in thousands)

	Three Months Ended	Three Months Ended
	June 30, 2008	June 30, 2007
	(Unaudited)	(Unaudited)
	Grubb & Ellis	NNN Realty	Grubb & Ellis	Combined
	Company	Advisors	Company	Companies (1)
Net (loss) income	$(5,114)	$10,234	$1,030	$11,264
Interest expense	4,438	1,963	1,459	3,422
Interest income	(217)	(722)	(97)	(819)
Depreciation and amortization	13,419	483	2,434	2,917
Taxes	(4,943)	6,895	1,113	8,008

EBITDA (2)	7,583	18,853	5,939	24,792

Stock based compensation	3,150	1,155	988	2,143
Loss (gain) on marketable securities	1,524	(974)	—	(974)
Merger related costs	4,691	61	2,337	2,398
Amortization of contract rights	563	1,014	—	1,014
Real estate operations	(4,943)	(1,455)	(794)	(2,249)
Other	(125)	362	(75)	287

Adjusted EBITDA (2)	$12,443	$19,016	$8,395	$27,411

(1)	To provide additional insight into its underlying results of operations, the Company has also presented selected non-GAAP financial measures intended to reflect its results of operations on a combined basis and such numbers are exclusive of the total financial or accounting impact associated with the merger transaction, such as amortization associated with purchase price adjustments or identified intangible assets. These non-GAAP combined results do not purport to show the results as if the companies were merged as of January 1, 2007, but rather is an arithmetic combination of the results of the two companies, Grubb & Ellis and NNN Realty Advisors. Results do not reflect the elimination of transactions between the two companies and certain estimated synergies and expenses related to the combination of the two companies for the periods presented.

(2)	EBITDA represents earnings before net interest expense, interest income, realized gains or losses on sales of marketable securities, income taxes, depreciation and amortization. Management believes EBITDA is useful in evaluating our performance compared to that of other companies in our industry because the calculation of EBITDA generally eliminates the effects of financing and income taxes and the accounting effects of capital spending and acquisition, which items may vary for different companies for reasons unrelated to overall operating performance. As a result, management uses EBITDA as an operating measure to evaluate the operating performance of the Company’s various business lines and for other discretionary purposes, including as a significant component when measuring performance under employee incentive programs. However, EBITDA is not a recognized measurement under U.S. generally accepted accounting principles, or GAAP, and when analyzing the Company’s operating performance, readers should use EBITDA in addition to, and not as an alternative for, net income as determined in accordance with GAAP. Because not all companies use identical calculations, our presentation of EBITDA may not be comparable to similarly titled measures of other companies. Furthermore, EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as tax and debt service payments. The amounts shown for EBITDA also differ from the amounts calculated under similarly titled definitions in the Company’s debt instruments, which are further adjusted to reflect certain other cash and non-cash charges and are used to determine compliance with financial covenants and the Company’s ability to engage in certain activities, such as incurring additional debt and making certain restricted payments.

Grubb & Ellis Company
Combined Statements of Operations
(in thousands)

	Six Months Ended	Six Months Ended
	June 30, 2008	June 30, 2007
	(Unaudited)	(Unaudited)
	Grubb & Ellis	NNN Realty	Grubb & Ellis	Combined
	Company	Advisors	Company	Companies (1)
REVENUE
Transaction services	$115,689	$—	$145,558	$145,558
Investment management (2)	61,527	70,466	—	70,466
Management services	122,376	—	104,640	104,640
Rental related	27,926	8,060	2,524	10,584

TOTAL REVENUE	327,518	78,526	252,722	331,248

OPERATING EXPENSES
Compensation costs	73,095	22,124	46,282	68,406
Transaction commissions and related costs	78,793	—	96,516	96,516
Reimbursable salaries, wages, and benefits	89,117	5,777	76,116	81,893
General and administrative	44,110	19,720	26,481	46,201
Depreciation and amortization	18,475	1,006	4,856	5,862
Rental related	18,615	6,056	1,581	7,637
Interest	10,124	3,485	1,954	5,439
Merger related costs	7,560	61	2,337	2,398

Total operating expense	339,889	58,229	256,123	314,352

OPERATING (LOSS) INCOME	(12,371)	20,297	(3,401)	16,896

OTHER (EXPENSE) INCOME
Equity in (losses) earnings of unconsolidated entities	(6,198)	479	209	688
Interest income	523	1,267	360	1,627
Other (expense) income	(1,988)	1,068	—	1,068

Total other (expense) income	(7,663)	2,814	569	3,383

(Loss) income from continuing operations before income tax provision	(20,034)	23,111	(2,832)	20,279
Income tax benefit (provision)	9,088	(9,384)	777	(8,607)

(Loss) income from continuing operations	(10,946)	13,727	(2,055)	11,672
Loss from discontinued operations	(36)	144	—	144

NET (LOSS) INCOME	$(10,982)	$13,871	$(2,055)	$11,816

(1)	To provide additional insight into its underlying results of operations, the Company has also presented selected non-GAAP financial measures intended to reflect its results of operations on a combined basis and such numbers are exclusive of the total financial or accounting impact associated with the merger transaction, such as amortization associated with purchase price adjustments or identified intangible assets. These non-GAAP combined results do not purport to show the results as if the companies were merged as of January 1, 2007, but rather is an arithmetic combination of the results of the two companies, Grubb & Ellis and NNN Realty Advisors. Results do not reflect the elimination of transactions between the two companies and certain estimated synergies and expenses related to the combination of the two companies for the periods presented.

(2)	The investment management segment represents legacy NNN Realty Advisors’ transaction, management and dealer-manager businesses.

Grubb & Ellis Company
Reconciliation of Combined Net Income to Adjusted EBITDA
(in thousands)

	Six Months Ended	Six Months Ended
	June 30, 2008	June 30, 2007
	(Unaudited)	(Unaudited)
	Grubb & Ellis	NNN Realty	Grubb & Ellis	Combined
	Company	Advisors	Company	Companies (1)
Net (loss) income	$(10,982)	$13,871	$(2,055)	$11,816
Interest expense	10,124	3,485	1,954	5,439
Interest income	(523)	(1,267)	(360)	(1,627)
Depreciation and amortization	18,475	1,006	4,856	5,862
Taxes	(9,088)	9,384	(777)	8,607

EBITDA (2)	8,006	26,479	3,618	30,097

Write off of investment in Grubb & Ellis Realty Advisors, net	5,828	—	—	—
Stock based compensation	5,681	2,598	1,155	3,753
Loss (gain) on marketable securities	1,614	(1,112)	—	(1,112)
Merger related costs	7,560	61	2,337	2,398
Amortization of contract rights	986	1,821	—	1,821
Real estate operations	(9,512)	(2,441)	(943)	(3,384)
Other	(75)	738	(210)	528

Adjusted EBITDA (2)	$20,088	$28,144	$5,957	$34,101

(1)	To provide additional insight into its underlying results of operations, the Company has also presented selected non-GAAP financial measures intended to reflect its results of operations on a combined basis and such numbers are exclusive of the total financial or accounting impact associated with the merger transaction, such as amortization associated with purchase price adjustments or identified intangible assets. These non-GAAP combined results do not purport to show the results as if the companies were merged as of January 1, 2007, but rather is an arithmetic combination of the results of the two companies, Grubb & Ellis and NNN Realty Advisors. Results do not reflect the elimination of transactions between the two companies and certain estimated synergies and expenses related to the combination of the two companies for the periods presented.

(2)	EBITDA represents earnings before net interest expense, interest income, realized gains or losses on sales of marketable securities, income taxes, depreciation and amortization. Management believes EBITDA is useful in evaluating our performance compared to that of other companies in our industry because the calculation of EBITDA generally eliminates the effects of financing and income taxes and the accounting effects of capital spending and acquisition, which items may vary for different companies for reasons unrelated to overall operating performance. As a result, management uses EBITDA as an operating measure to evaluate the operating performance of the Company’s various business lines and for other discretionary purposes, including as a significant component when measuring performance under employee incentive programs. However, EBITDA is not a recognized measurement under U.S. generally accepted accounting principles, or GAAP, and when analyzing the Company’s operating performance, readers should use EBITDA in addition to, and not as an alternative for, net income as determined in accordance with GAAP. Because not all companies use identical calculations, our presentation of EBITDA may not be comparable to similarly titled measures of other companies. Furthermore, EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as tax and debt service payments. The amounts shown for EBITDA also differ from the amounts calculated under similarly titled definitions in the Company’s debt instruments, which are further adjusted to reflect certain other cash and non-cash charges and are used to determine compliance with financial covenants and the Company’s ability to engage in certain activities, such as incurring additional debt and making certain restricted payments.

Grubb & Ellis Company
Supplemental Data
(in thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2008	2007	2008	2007
Investment management revenue:
Acquisition fees	$14,046	$12,775	$24,928	$20,669
Property and asset management fees	9,491	8,859	17,315	17,307
Disposition fees (excluding amortization of intangible contract rights)	4,370	7,920	5,113	12,251

Amortization of intangible contract rights	(563)	(1,014)	(986)	(1,821)
Other (1)	8,089	12,461	15,157	22,060

Total investment management revenue	$35,433	$41,001	$61,527	$70,466

Investment management data:
Total properties acquired	21	18	41	36
Total aggregate purchase price	$497,456	$444,518	$846,382	$923,548

Total properties disposed	5	8	7	15
Total aggregate sales value at disposition	$143,350	$267,575	$179,425	$521,732

Assets under management	$6,507,080	$4,886,032	$6,507,080	$4,886,032

Equity raise:
Tenant-in-common	$54,617	$120,648	$106,726	$224,396
Non-traded real estate investment trust	138,665	100,505	212,844	140,787
Wealth management	51,073	—	188,439	—
Other	7,521	—	7,521	—

Total equity raise	$251,876	$221,153	$515,530	$365,183

(1)	Decrease in other investment management revenue a result of lower tenant-in-common equity raise.